UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	814-00794	27-2326940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communions pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 8, 2024, Golub Capital BDC, Inc. (the “Company”) caused notices to be issued to the holders of its 3.375% Notes due 2024 (CUSIP No. 38173M AA0) (the “Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes, pursuant to Section 11.04 of the indenture, dated as of October 2, 2020, by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as trustee, and Section 1.01(h) of the First Supplemental Indenture, dated as of October 2, 2020, by and between the Company and the Trustee. The Company will redeem $500,000,000 in aggregate principal amount of the issued and outstanding Notes on April 8, 2024 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount, plus the accrued and unpaid interest thereon, through, but excluding, the Redemption Date. After giving effect to the full redemption of the Notes as described above, the Company projects its debt-to-equity ratio will be less than 1.15x. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Notice of Redemption of 3.375% Notes due 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: March 8, 2024	By:	/s/ Christopher C. Ericson
Christopher C. Ericson
Chief Financial Officer and Treasurer